STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 26th day of June, 2015, by and between the directors and share holders of FSC solution Inc.; **Gal Levy, Chaim Lieberman and Uri Tadelis**, hereinafter collectively referred to as the "**Sellers**" and, **World Health Energy, Inc.** hereinafter referred to as the "Purchaser";

WITNESSETH

WHEREAS, the Sellers are the directors and the record owners and holders of all the issued and outstanding shares of the capital stock of FSC Solutions, Inc., hereinafter referred to as the "Corporation", a corporation, which Corporation has issued capital stock of 150 shares of $$.0007 par value common stock, and

WHEREAS, the Purchaser desires to purchase all of the issued and outstanding capital stock of the Corporation (referred to as the "Corporation's Stock"), and the Sellers desire to sell or cause to be sold all of the Corporation's stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

1. PURCHASE AND SALE: CLOSING.

a. Purchase and Sale of Corporation's Stock.

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Sellers shall sell, convey and transfer, or cause to be sold, conveyed or transferred, all of the Corporation's Stock and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Sellers the Corporation's Stock in consideration of the purchase price set forth in Section 2 and Exhibit A of this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion.

b. Procedure for Closing.

The closing of the transactions contemplated by this Agreement (the "Closing"), shall be held in Israel, on the 29th day of April, 2015 or at such other place, date and time as the parties hereto may otherwise agree (such date to be referred to in this Agreement as the "Closing Date").

2. AMOUNT AND PAYMENT OF PURCHASE PRICE.

The total consideration and method of payment thereof are fully set out in Exhibit A attached hereto and made a part hereof.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS.

Seller hereby warrants and represents:

a. Organization and Standing. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. A true and correct copy of the following documents will be provided to the Purchaser prior to the Closing:

> i. its Certificate of Incorporation and all amendments thereto to date certified by the Secretary of State of the State of Delaware, and
>
> ii. its Bylaws as now in effect, will be delivered by Sellers to the Purchaser prior to the Closing Date. The Corporation's minute books will be made available to the Purchaser and its representatives at any reasonable time or times prior to the Closing for inspection and will be complete and correct as of the date of any such inspection.

b. Capitalization. The authorized capital stock of the Corporation consists of 150 shares of $.0007 par value common stock.

c. Restrictions on Stock.

> i. Neither the Corporation nor Sellers are a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.
>
> ii. Seller are the lawful owner of all the Corporation's Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.
>
> iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the capital stock of the Corporation, nor are there any securities convertible into such stock.

d. Subsidiaries. The Corporation has no subsidiaries.

e. Authority Relative to this Agreement. Except as otherwise stated herein, the Sellers have full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further action is necessary by the Sellers to make this Agreement valid and binding upon Sellers and enforceable against the Corporation in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery and performance of this Agreement by the Sellers will not:

G.L.

JL

i. constitute a breach or a violation of the Corporation's Certificate of Incorporation, By-Laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

ii. result in the creation of any lien, charge or encumbrance upon its assets or properties, except as stated herein.

f. Financial Statements. Sellers are furnishing financial statements of the Corporation as an inducement to Purchaser to purchase the Corporation's Stock and accordingly. Sellers warrant and represent the financial operating history or condition of the Corporation as indicated by the financial statements turned over to Purchaser. Moreover, Sellers warrant and represent that at closing the Corporation and the Corporation's Stock will not be subject to any liability save and except those specifically enumerated in Exhibit B attached hereto and made a part hereof.

To the extent that liabilities are discovered by Purchaser after Closing which relate to events prior to Closing, Sellers shall be responsible to forthwith pay such liabilities, including income tax liabilities in cash within fifteen (15) days thereof, or alternatively, if Sellers object to such liabilities in good faith, litigate the issue and indemnify and save harmless Purchaser from any claim for such liability. This indemnification as it relates to income tax liabilities of the Corporation shall terminate on the tenth (10th) day after the expiration of the applicable period of limitations on assessments and collections applicable to such taxes under the Internal Revenue Code. Moreover, the aforementioned indemnity shall not apply to any tax liability which may occur by reason of actions taken by the Purchaser including, but not limited to, the liquidation of the Corporation.

g. Tax Matters. The Corporation has timely prepared and filed all federal, state and local tax returns and reports as are and have been required to be filed and all taxes shown thereon to be due have been paid in full.

h. Litigation. The Corporation is not a party to any litigation, proceeding or administrative investigation and to the best knowledge of the Sellers none is pending against the Corporation or its properties.

I. Properties. The Corporation has good and merchantable title to all of its properties and assets which are those properties and assets set out in Exhibit C attached hereto and made a part hereof. At closing, such properties and assets will be subject to no mortgage, pledge, lien, conditional sales agreement, security agreement, encumbrance or charge, secured or unsecured, except for real estate taxes and tangible personal property taxes which shall be prorated as of the date of closing, or those specifically set out in Exhibit B.

j. Compliance with Applicable Laws. None of the Corporation's actions are prohibited by or have violated or will violate any law in effect on the date of this Agreement or on the date of closing. None of the actions of the Corporation shall conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock of the Corporation, or upon any of the assets of the Corporation, under the provisions of the Certificate of Incorporation or Bylaws or any indenture,

G.C.

JL

mortgage, lease, loan agreement or other agreement to which the Corporation and/or the Seller is a party or by which the capital stock or properties and assets of the Corporation are bound to effect it.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby warrants and represents:

a. Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. Copies of the following documents will be provided to the Purchaser prior to the Closing.

> i. its Certificate of Incorporation and all amendments thereto to-date certified by the Secretary of State of the State of Delaware, and
>
> ii. its Bylaws as now in effect, will be delivered by Purchaser to the Sellers prior to the Closing Date. The Corporation's minute books will be made available to the Sellers and their representatives at any reasonable time or times prior to the Closing for inspection and will be complete and correct as of the date of any such inspection.

b. Capitalization. The authorized capital stock of the Purchaser consists of 100,000,000,000 (100 billion) shares of $0.007 par value common stock.

c. Restrictions on Stock.

> i. The Purchaser is not a party to any agreement, written or oral, creating rights in respect to the Purchaser's Stock in any third person or relating to the voting of the Purchaser's Stock.
>
> iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the capital stock of the Purchaser, nor are there any securities convertible into such stock.

d. Subsidiaries. The Purchaser has subsidiaries all of which are wholly owned and currently have no operational activity.

e. Authority Relative to this Agreement. Except as otherwise stated herein, the Purchaser has full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further action is necessary by the Sellers to make this Agreement valid and binding upon Purchaser in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser will not:

G.C.

JL

i. constitute a breach or a violation of the Purchaser's Certificate of Incorporation, By-Laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

ii. constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

iii. result in the creation of any lien, charge or encumbrance upon its assets or properties, except as stated herein.

f. Financial Statements. Purchaser are furnishing audited financial statements to the Corporation as an inducement to Sellers to accept the Purchaser's Stock and accordingly, Purchaser warrants and represents the financial operating history or condition of Purchaser as indicated by the financial statements turned over to Sellers. Moreover, Purchaser warrants and represents that at closing the Purchaser and the Purchaser's Stock will not be subject to any liability over $100,000.

To the extent that liabilities over $100,000 in the aggregate are discovered by Sellers after Closing which relate to events prior to Closing, any liability over $100,000 will be settled through the issuance of equity by Purchaser.

To the extent any of the representations and warranties contained herein are incorrect after a review of the file by the Officers of WHEN within 60 days of closing, such representations shall be adjusted accordingly.

g. Tax Matters. The Purchaser has timely prepared and filed all federal, state and local tax returns and reports as are and have been required to be filed and all taxes shown thereon to be due have been paid in full.

h. Litigation. The Purchaser is not a party to any litigation, proceeding or administrative investigation and to the best knowledge of the Purchaser none is pending against the Purchaser or its properties.

I. Properties. The Purchaser has good and merchantable title to all of its properties and assets

j. Compliance with Applicable Laws. None of the Purchaser's actions are prohibited by or have violated or will violate any law in effect on the date of this Agreement or on the date of closing. None of the actions of the Purchaser shall conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock of the Purchaser, or upon any of the assets of the Purchaser, under the provisions of the Certificate of Incorporation or Bylaws or any indenture, mortgage, lease, loan agreement or other agreement to which the Corporation and/or the Purchaser is a party or by which the capital stock or properties and assets of the Corporation are bound to effect it.

G.L.

JL

5. TRANSACTIONS PRIOR TO THE CLOSING.

Sellers hereby covenants the following:

a. Conduct of Corporation's Business Until Closing. Except as Purchasers may otherwise consent in writing prior to the Closing Date, Sellers will not enter into any transaction, take any action or fail to take any action which would result in, or could reasonably be expected to result in or cause, any of the representations and warranties of Sellers contained in this Agreement, to be not true on the Closing Date.

b. Advice of Changes. Between the date hereof and the Closing Date, Sellers will promptly advise Purchaser in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth herein or disclosed pursuant to this Agreement, or which would represent a material fact the disclosure of which would be relevant to the Purchaser.

6. EXPENSES.

Each of the parties hereto shall pay its own expense in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other experts.

7. GENERAL.

a. Survival of Representations and Warranties. Each of the parties to this Agreement covenants and agrees that the Seller's representations, warranties, covenants and statements and agreements contained in this Agreement and the exhibits hereto, and in any documents delivered by Seller to Purchaser in connection herewith, shall survive the Closing Date and terminate on the first anniversary of such date. Except as set forth in this Agreement, the exhibits hereto or in the documents and papers delivered by Seller to Purchaser in connection herewith, there are no other agreements, representations, warranties or covenants by or among the parties hereto with respect to the subject matter hereof.

b. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

c. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid:

To Seller:

FSC Solutions, Inc
Yitzchak Rabin st #2
Beit-Shemesh, Israel

To Purchaser:

World Health Energy Holdings
511 Avenue of the Americas #710
New York, NY 10011

or to such other address as such party shall have specified by notice in writing to the other party.

d. Entire Agreement. This Agreement (including the exhibits hereto and all documents and papers delivered by Seller pursuant hereto and any written amendments hereof executed by the parties hereto) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

e. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

f. Governing Law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Delaware. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

g. Contractual Procedures. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefor may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

G.L.

JL

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto and signed by an officer thereunto duly authorized and attested under the corporate seal by the Secretary of the corporate party hereto, all on the date first above written.

Signed:

World Health Energy Holdings, Inc (Purchaser)

X	X
David Lieberman CEO, President	Jason Lurie CFO

FSC Solutions, Inc (Seller)

X	X
Gal Levy President	Chaim Lieberman Secretary

X

Uri Tadelis
CEO

JL.

EXHIBIT A
AMOUNT AND PAYMENT OF PURCHASE PRICE

a. Consideration. As total consideration for the purchase and sale of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall issue to the Sellers:

1. 70 Billion shares of World Health Energy, Inc. at the earliest feasible date after Closing and

2. 130 Billion shares of World Health Energy, Inc upon the successful delivery of back office software currently being developed by FSC Solutions. Software will be considered delivered successfully when all of the following have happened:

i. actual delivery of software in full and

ii. receipt of third-party audit of software verifying full form, function, and benchmarks met as promised by Seller. Third-party audit to be performed by Razor Grip LTD or similar firm to be approved by both Parties.

b. In the event that the Purchaser, after a complete review of the Corporation's books, records, financial statements, tax receipts, bank statements, check books, and any other document required by Purchaser to verify the standing, status or performance of the Corporation, does not approve said purchase, then, in that event, all deposits paid to that date shall be returned to Purchaser with no further liability, responsibility or obligation.

JL

EXHIBIT B
LIABILITIES OF CORPORATION

See Attached "Unaudited Financial Statements, June 25, 2015"

JL

EXHIBIT C
PROPERTIES AND ASSETS OF CORPORATION

FSC owns –

1. zooztrade.com, stocks-4you.com, fsc.trade, onlinetrade.com.

2. Proprietary trading software; source code to upload quotes from exchanges to software, code to download orders to the market, and code for the level 2 software. The following codes enables online trading via the internet for Retail and Institutional traders in the equities and options markets. At this time FSC will deliver all currently available software only for use by FSC/WHEN. Current version of software is not available for lease or sell to 3rd parties. FSC has employed a programming team to develop next generation software that will be owned by FSC/WHEN; this software when ready can be sold or leased.

JL

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto and signed by an officer thereunto duly authorized and attested under the corporate seal by the Secretary of the corporate party hereto, all on the date first above written.

Signed:

Jason Lurie CFO World Health energy

By David Lieberman: ____________________
World Health Energy, Chief Executive Officer

____

Gal Levy President FSC

____

Chaim Lieberman Secretary FSC

____

Uri Tadelis CEO FSC